AMENDMENT NO. 1

TO

LONG-TERM INCENTIVE PROGRAM

This Amendment No. 1 is executed as of the date set forth below by Cleveland-Cliffs Inc (the “Company”);

WITNESSETH:

WHEREAS, effective May 8, 2000, the Company established the Cleveland-Cliffs Inc Long-Term Incentive Plan (the “Incentive Plan”) in order to attract and retain executives and other key employees of the Company and its subsidiaries and to align their interests directly with the interests of the shareholders of the Company by increasing the Company’s long-term value and exceeding the performance of peer companies; and

WHEREAS, the committee (or subcommittee) established under the terms of the 1992 Incentive Equity Plan (the “Committee”) has the right to amend the Incentive Plan pursuant to Section 8.5; and

WHEREAS, the Committee authorized that the Incentive Plan be amended in order to eliminate the maximum amount that may be paid from the Incentive Plan; and

WHEREAS, the Committee authorized that any such amendment to the Incentive Plan may be executed by any member of the Committee;

NOW, THEREFORE, pursuant to Section 8.5 of the Incentive Plan, the Incentive Plan is hereby amended, effective January 1, 2006, as follows:

(1) Paragraph (iii) of Section 5.3(b) of the Incentive Plan is hereby amended by the deletion of said Paragraph in its entirety and the substitution in lieu thereof of a new Paragraph (iii) to read as follows:

“(iii) Each grant shall specify the Management Objectives, with respect to the Performance Shares, that are to be achieved by the Company and a required minimum level of achievement below which no payment of Performance Shares will be made. Each grant of Performance Shares shall set forth a formula for determining the amount of any payment to be made if performance is at or above the required minimum level.”

(2) Section 5.4 of the Incentive Plan is hereby amended by the deletion of Subsection (e) in its entirety.

(3) Section 7.4 of the Incentive Plan is hereby amended by the deletion of said Section in its entirety and the substitution in lieu thereof of a new Section 7.4 to read as follows:

“7.4 Change in Control. Except as may otherwise be determined in accordance with the Participant’s Grant and Agreement, in the event a Change in Control occurs before completion of an Incentive Period(s), all Performance Shares or Retention Units granted to a Participant shall immediately become Performance Shares Earned in the case of Performance Shares, and the value of which shall be paid in cash within 10 days of the Change in Control, and Retention Units shall become immediately nonforfeitable and be paid in cash within 10 days.”

IN WITNESS WHEREOF, the Committee, by a duly authorized member, has executed this Amendment No. 1 as of this 8th day of May, 2006.

By:/s/ F. R. McAllister